Exhibit 13(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ann M. Carpenter, President, and I, Bruce S. Rosenberg, Treasurer, of State Street Master Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Trust for the period ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President (Principal Executive Officer) of State Street Master Funds

Date:	September 6, 2023

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer (Principal Financial and Accounting Officer) of State Street Master Funds

Date:	September 6, 2023